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                                                                    Exhibit 10.1
                                                                    ------------
                                AMENDMENT NO. 2


                       License and Development Agreement

                                    Between

                          Aronex Pharmaceuticals, Inc.

                                      and

                              Genzyme Corporation


 This is Amendment No. 2 to the License and Development Agreement between Aronex Pharmaceuticals, Inc., as successor to Argus Pharmaceuticals, Inc., and Genzyme Corporation dated September 10, 1993 (the "Development Agreement").

 WHEREAS, the parties have been operating under the Development Agreement and have discovered in the course of their collaboration that it would be desirable to make several changes to the Development Agreement to improve efficiency and clarity; and

 WHEREAS, Aronex desires to transfer responsibility for manufacturing and quality control of AR-623 to Genzyme and Genzyme wishes to assume such responsibility; and

 WHEREAS, the parties wish to make certain additional amendments to the Stock Purchase Agreement between the parties dated September 10, 1993.

 NOW THEREFORE, in consideration of the foregoing, the parties agree to the following amendments to the Development Agreement:

1. Section 3.2(c) is hereby modified by adding the following to the end of the section:

          The Work Plan and Budget for 1997 will include the transfer of responsibility for the manufacturing, process development, quality control and stability of AR-623 from Aronex to Genzyme by the end of 1997.

2.  Section 4.2(a) is hereby replaced in its entirety with the following:

          (a) Myelogenous Leukemia Indications. Aronex shall be responsible for funding all commercially reasonable Development Costs in the United States for Myelogenous Leukemia indications of the Product, except that Genzyme will be responsible for funding: (x) all such costs incurred after January 1, 1996 and
(y) all expenses incurred by Aronex pursuant to Section 4.2(b)(i) after January 1, 1996, which together exceed $5,350,000, subject to compliance to Section 3.2(c);
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3.  Section 4.2(b)(ii) is hereby replaced in its entirety with the following:

          (ii) Pivotal/Regulatory. If the Project Representatives agree to the filing of a protocol for a Pivotal Clinical Trial of the Product for a non-hematologic indication, Genzyme shall fund all commercially reasonable Development Costs relating to Pivotal Clinical Trials and NDA filing for that indication. If the Project Representatives agree that such a filing should not be made, Genzyme will reimburse Aronex for all Development Costs in connection with the non-hematologic indication incurred by Aronex after June 1, 1996 pursuant to Section 4.2(b)(i) above.


 IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered a of the last date below.

                                 ARONEX PHARMACEUTICALS, INC.



                                 /s/ James Chubb                    9/10/96
                                 -----------------------------   -----------
                                 By: James M. Chubb, Ph.D.            Date
                                 Title: President

                                 GENZYME CORPORATION



                                 /s/ Richard Douglas                 9/10/96
                                 ------------------------------  ------------
                                 By:  Richard H. Douglas, Ph.D.        Date
                                 Title: Vice-President,
                                           Corporate Development